Form of Amendment No. 3 to Distribution Agreement

This Amendment No. 3 to the Distribution Agreement (this “Amendment”) by and between DBX ETF Trust, a Delaware statutory trust (the “Fund”), and ALPS Distributors, Inc., a Colorado corporation, (“ALPS”) is dated as of February 12, 2019.

WHEREAS, the Fund and ALPS entered into a Distribution Agreement dated April 16, 2018, as amended (the “Agreement”); and WHEREAS, the Fund and ALPS wish to amend the provisions of the Agreement to reflect the addition of Portfolios to be offered under the Fund.

NOW, THEREFORE, the parties hereby agree to amend the Agreement as follows:

1.        The parties hereto agree to delete the current Appendix A to the Agreement in its entirety and replace it with a new Appendix A attached hereto.

2.        Except as specifically set forth herein, all other provisions of the Agreement shall remain in full force and effect. Any items not herein defined shall have the meaning ascribed to them in the Agreement.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the day and year first above written.

DBX ETF TRUST	ALPS DISTRIBUTORS, INC.

By: /s/ Fiona Bassett	By: /s/ Steven B. Price
Name: Fiona Bassett Title: Chief Executive Officer	Name: Steven B. Price Title: Senior Vice President and Director of Distribution Services

By: /s/ Michael Gilligan
Name: Michael Gilligan
Title: Chief Financial Officer

APPENDIX A

LIST OF PORTFOLIOS

Name	Ticker
Xtrackers Municipal Infrastructure Revenue Bond ETF	RVNU
Xtrackers MSCI Germany Hedged Equity ETF	DBGR
Xtrackers MSCI EAFE Hedged Equity ETF	DBEF
Xtrackers MSCI Emerging Markets Hedged Equity ETF	DBEM
Xtrackers MSCI Japan Hedged Equity ETF	DBJP
Xtrackers MSCI Europe Hedged Equity ETF	DBEU
Xtrackers MSCI United Kingdom Hedged Equity ETF	DBUK
Xtrackers MSCI All World ex US Hedged Equity ETF	DBAW
Xtrackers MSCI South Korea Hedged Equity ETF	DBKO
Xtrackers MSCI Eurozone Hedged Equity ETF	DBEZ
Xtrackers Harvest CSI 300 China A-Shares ETF	ASHR
Xtrackers MSCI All China Equity ETF	CN
Xtrackers Harvest CSI 500 China A-Shares Small Cap ETF	ASHS
Xtrackers Japan JPX-Nikkei 400 Equity ETF	JPN
Xtrackers Emerging Markets Bond - Interest Rate Hedged ETF	EMIH
Xtrackers Investment Grade Bond - Interest Rate Hedged ETF	IGIH
Xtrackers High Yield Corporate Bond - Interest Rate Hedged ETF	HYIH
Xtrackers MSCI EAFE High Dividend Yield Equity ETF	HDEF
Xtrackers MSCI All World ex US High Dividend Yield Equity ETF	HDAW
Deutsche X-trackers Germany Equity ETF	GRMY
Deutsche X-trackers Eurozone Equity ETF	EURZ
Xtrackers MSCI China A Inclusion Equity ETF	ASHX
X-trackers MSCI Latin America Pacific Alliance ETF	PACA
Xtrackers Russell 1000 Comprehensive Factor ETF	DEUS
Xtrackers FTSE Developed Ex US Comprehensive Factor ETF	DEEF
Xtrackers FTSE Emerging Comprehensive Factor ETF	DEMG
Xtrackers Barclays International Treasury Bond Hedged ETF	IGVT
Xtrackers Barclays International Corporate Bond Hedged ETF	IFIX
Deutsche X-trackers Barclays International High Yield Bond Hedged ETF	IHIY
Xtrackers Russell 2000 Comprehensive Factor ETF	DESC
Xtrackers USD High Yield Corporate Bond ETF	HYLB
Xtrackers Short Duration High Yield Corporate Bond ETF	SYHL
Xtrackers High Beta High Yield Bond ETF	HYUP
Xtrackers Low Beta High Yield Bond ETF	HYDW
Xtrackers Russell 1000 US QARP ETF	QARP
Xtrackers MSCI EAFE ESG Leaders Equity ETF	EASG
Xtrackers MSCI Emerging Markets ESG Leaders Equity ETF	EMSG
Xtrackers MSCI ACWI ex USA ESG Leaders Equity ETF	ACSG
Xtrackers Indxx Advanced Life Sciences & Smart Healthcare ETF	ELXR
Xtrackers Indxx New Energy & Environment ETF	JOLT
Xtrackers Indxx Space & Exploration ETF	GLXY
Xtrackers S&P 500 ESG ETF	SPYE
Xtrackers MSCI USA ESG Leaders Equity ETF	USSG
Xtrackers International Real Estate ETF	HAUZ